UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 854-2090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of TriplePoint Venture Growth BDC Corp. (the “Company”) was held on May 19, 2015, at which 14,675,751 shares of the Company’s common stock were represented in person or by proxy representing approximately 89.20% of the issued and outstanding shares of the Company’s common stock entitled to vote.

(b) At the Annual Meeting, the Company’s stockholders (i) elected two Class I directors below to serve on the Company’s board of directors until the Company’s 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified and (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The proposals are described in detail in the Company’s 2015 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each Class I director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Sajal K. Srivastava	7,367,398	26,030	7,282,323
Stephen A. Cassani	7,369,252	24,176	7,282,323

(ii) The voting results with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
14,616,262	52,157	7,332	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

May 22, 2015

	By:	/s/ James P. Labe
James P. Labe
Chief Executive Officer and Chairman of the Board